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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 1, 2004 and March 14, 2003 with respect to the financial statements of Lark Technologies, Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Genaissance Pharmaceuticals, Inc. for the registration of 7,525,425 shares of its common stock.

                      /s/ Ernst & Young LLP

Houston, Texas
December 16, 2004

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  Exhibit 23.2